For Immediate Release:

Contacts:
Peerless Systems Corporation:
William R. Neil
Chief Financial Officer and Acting Chief Executive Officer
(310) 536-0908 ex 3146

Peerless Systems Announces the Expansion of its Stock Repurchase Program and the Election of Directors

EL SEGUNDO, Calif., June 8, 2009 - Peerless Systems Corporation (Nasdaq: PRLS) today announced that the Company’s Board of Directors authorized the expansion of its stock repurchase program, in accordance with a written plan adopted pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934.

Under the existing plan, the Company was authorized to repurchase up to 2,000,000 shares of its common stock.  Since the repurchase plan was enacted by the Board in July 2008, the Company has repurchased 1,830,443 shares for an aggregate consideration of $3,377,354, effectively returning capital to stockholders and increasing stockholder value.  The Board of Directors has now authorized the Company to purchase an additional 2,000,000 shares.

Timothy E. Brog, Chairman of the Board, said, “This is a continuation of the many steps the Board of Directors is taking in order to maximize stockholder value.”

At the Company’s Annual Meeting held on Friday, June 5, stockholders elected Jefferson Gramm and Gregory Bylinsky, and re-elected Timothy E. Brog, Steven Bathgate and Jeffrey Hammer to the Board of Directors.

“The Company is grateful for the wisdom and guidance provided by our outgoing directors Steve Pully, Rimmy Malhotra and Simon James.”  Mr. Brog added, “The Board welcomes the addition of Mr. Gramm and Mr. Bylinsky.  We believe that input from representatives of the Company’s largest stockholder will continue our efforts to maximize stockholder value.  Jeff and Greg have already proven to be valuable partners in our efforts and we look forward to working with them on the Board.”

About Peerless Systems Corporation

Founded in 1982, Peerless Systems Corporation historically licensed imaging and networking technologies to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances.  Effective April 30, 2008, Peerless sold its imaging and networking technologies and certain other assets to Kyocera Mita Corporation.  Peerless retains the rights to continue licensing these technologies to customers in the digital document markets.  Peerless intends to use its cash on hand to explore investment opportunities that it believes will enhance stockholder value.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995

Some statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially there from.  These statements may contain words such as "desires," "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions.  These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Such statements include, but are not limited to, the Company’s ability to find one or more suitable investment opportunities and to successfully complete any such investment, the Company’s current licensing business and the effects of the Company’s downsizing. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2009 Annual Report on Form 10-K.  The Company intends that the forward-looking statements included herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements.  The Company disclaims any obligation to update forward-looking statements.